EXHIBIT INDEX

(b)       Bylaws amended January 11, 2001.

(c)       Purchase Agreement dated July 14, 2000.

(q)(1)    Trustees' Power of Attorney, dated January 11, 2001.

(q)(2)    Officers' Power of Attorney, dated January 11, 2001.